Exhibit 10.85

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

This Amendment, dated as of May 31, 2003, is made by and between RF MONOLITHICS, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

The Borrower and the Lender are parties to that certain Amended and Restated Credit and Security Agreement dated as of February 3, 2003 (the “Credit Agreement”). Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

The Borrower has requested that certain amendments be made to the Credit Agreement and the other Loan Documents, which the Lender is willing to make pursuant to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. New Defined Terms. Section 1.1 of the Credit Agreement is amended by adding the following new definitions in alphabetical order to read in their entirety as follows:

“2003 Warrant Agreement” means that certain Warrant Agreement dated as of May 31, 2003, by and between the Borrower and the Lender.

“Special Charges” means (i) certain non-cash charges associated with a write-off by the Borrower of certain Inventory and Equipment, and (ii) certain non-cash charges associated with the issuance of new warrants to the Lender pursuant to the 2003 Warrant Agreement, provided, however, that such charges shall be no less than $3,700,000 in the aggregate.

“Warrant Certificate” means any warrant certificate issued to the Lender evidencing warrants to purchase common stock of the Borrower.

2. Amended Defined Terms. Section 1.1 of the Credit Agreement is amended by amending and restating the following definitions to read in their entirety as follows:

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of December 8, 2000, by and between the Borrower and the Lender, as amended by that certain First Amendment to Registration Rights Agreement dated as of May 31, 2003.

“Security Documents” means this Agreement, the Lockbox Agreement, the Patent Security Agreement, the Deed of Trust, the Warrant Agreement, the 2003 Warrant Agreement, the Registration Rights Agreement, any Warrant Certificate and any other documents delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

3. Amendment to Section 6.16. Section 6.16 of the Credit Agreement is amended and restated in its entirety to read as follows:

Minimum Book Net Worth. The Borrower will maintain, during each period described below, its Book Net Worth in an amount not less than the amount set forth below:

(a) From March 1, 2003 through May 31, 2003, a minimum Book Net Worth of not less than an amount equal to $3,950,000 less than the Book Net Worth as at the prior FYI; and

(b) From June 1, 2003 through August 31, 2003, a minimum Book Net Worth of not less than an amount equal to $3,800,000 less than the Book Net Worth as at the prior FYE.

Notwithstanding the foregoing, if the Special Charges are not taken during the fiscal quarter ending May 31, 2003, the covenants for the above-listed periods will be adjusted to new levels to be determined by the Lender in its sole discretion.

4. Amendment to Section 6.17. Section 6.17 of the Credit Agreement is amended and restated in its entirety to read as follows:

Quarterly Minimum Net Income. The Borrower will achieve (a) during the nine month fiscal period ending on May 31, 2003, a minimum Net Income of greater than <$3,950,000>; and (b) during the fiscal year ending on August 31, 2003 a minimum Net Income of greater than <$3,800,000>. Notwithstanding the foregoing, if the Special Charges are not taken during the fiscal quarter ending May 31, 2003, the covenants for the above-listed periods will be adjusted to new levels to be determined by the Lender in its sole discretion.

5. Amendment to Section 6.18. Section 6.18 of the Credit Agreement is amended and restated in its entirety to read as follows:

Monthly Minimum Net Income. The Borrower will achieve, as of the end of each month (a) during the fiscal period ended May 31, 2003, a minimum Net Income of greater than <$4,000,000>; and (b) thereafter, a minimum Net Income of greater than <$300,000>. Notwithstanding the foregoing, if the Special Charges are not taken during the fiscal quarter ending May 31, 2003, the covenants for the above-listed periods will be adjusted to new levels to be determined by the Lender in its sole discretion.

6. Amendment to Section 6.19. Section 6.19 of the Credit Agreement is amended and restated in its entirety as follows:

New Covenants. On or before November 30, 2003, the Borrower and the Lender shall agree on new covenant levels for Sections 6.16, 6.17, 6.18 and 7.10 for periods after such date. The new covenant levels will be based on Borrower’s projections for such periods and will be set by the Lender in accordance with past practices.

7. Amendment to Exhibit D. Exhibit D to the Credit Agreement is hereby amended to be in the form of Exhibit D to this Amendment.

8. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

9. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $10,000.00 in consideration of the Lender’s foregoing certain of its rights and the execution and delivery of this Amendment.

10. Conditions Precedent. This Amendment shall be effective as of the date hereof when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) That certain Warrant Agreement dated as of even date herewith, by and between the Borrower and the Lender.

(b) That certain First Amendment to Registration Rights Agreement dated as of even date herewith by and between the Borrower and the Lender.

(c) That certain Warrant Certificate dated as of even date herewith.

(d) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the certificate of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Secretary dated as of February 3, 2003, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Secretary dated as of February 3, 2003, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(e) That certain Amendment to Deed of Trust, Security Agreement, Assignment of Rents and Fixture Financing Statement by and between the Borrower and the Lender.

(f) Financing statement amendments as the Lender may require.

(g) Payment of the fee described in Paragraph 9.

(h) Such other matters as the Lender may require.

11. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

12. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

13. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default, breach or default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

14. Release. THE BORROWER HEREBY ABSOLUTELY AND UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES THE LENDER, AND ANY AND ALL PARTICIPANTS, PARENT CORPORATIONS, SUBSIDIARY CORPORATIONS, AFFILIATED CORPORATIONS, INSURERS, INDEMNITORS, SUCCESSORS AND ASSIGNS THEREOF, TOGETHER WITH ALL OF THE PRESENT AND FORMER DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES OF ANY OF THE FOREGOING, FROM ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, NATURE OR DESCRIPTION, WHETHER

ARISING IN LAW OR EQUITY OR UPON CONTRACT OR TORT OR UNDER ANY STATE OR FEDERAL LAW OR OTHERWISE, WHICH THE BORROWER HAS HAD, NOW HAS OR HAS MADE CLAIM TO HAVE AGAINST ANY SUCH PERSON FOR OR BY REASON OF ANY ACT, OMISSION, MATTER, CAUSE OR THING WHATSOEVER ARISING FROM THE BEGINNING OF TIME TO AND INCLUDING THE DATE OF THIS AMENDMENT, WHETHER SUCH CLAIMS, DEMANDS AND CAUSES OF ACTION ARE MATURED OR UNMATURED OR KNOWN OR UNKNOWN.

15. Prepayment of Term Note. In consideration of the Borrower’s agreement to prepay the Term Note as provided herein, the Lender withdraws its current request for an updated appraisal of machinery and Equipment pursuant to Section 6.21 of the Credit Agreement. Borrower agrees to make a voluntary prepayment of the Term Note such that the outstanding principal amount of the Term Note is reduced to $500,000.00, such prepayment to be made from the proceeds of a Revolving Advance under the Credit Agreement. In consideration of the foregoing, the Lender hereby waives (a) the requirement that the prepayment of the Term Note be in an amount an integral multiple of $100,000.00 pursuant to Section 2.12 of the Credit Agreement, and (b) the prepayment fee pursuant to Section 2.13(b) of the Credit Agreement for reduction of the Term Note to $500,000.

16. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

17. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

18. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Amendment and the Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Texas. Each party hereto hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of Texas in connection with any controversy related to this Amendment; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Lender or the Borrower in connection with this Amendment or the other Loan Documents shall be venued in either the District Court of Collin County, Texas, or the United States District Court for the Northern District of Texas; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO

TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT.

19. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.		RF MONOLITHICS, INC.

By	/s/ ALAN NEIS	By	/s/ DAVID M. KIRK
Name: Alan Neis			David M. Kirk
Title: Vice President			President

Exhibit D

Compliance Certificate

TO:
Wells Fargo Business Credit, Inc.

DATE:	, 20

RE:	RF MONOLITHICS, INC.
Financial Statements

In accordance with our Amended and Restated Credit and Security Agreement dated as of February 3, 2003 (as amended, the “Credit Agreement”), attached are the financial statements of RF MONOLITHICS, INC. (the “Borrower”) as of and for                     ,          (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition and the results of its operations as of the date thereof.

Events of Default. (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as otherwise previously reported in writing to Wells Fargo Business Credit, Inc.

☐	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect thereto.

Financial Covenants. I further hereby certify as follows:

20. Minimum Book Net Worth. Pursuant to Section 6.16 of the Credit Agreement, as of the Reporting Date the Borrower’s Book Net Worth was $             which ☐ satisfies ☐ does not satisfy the requirement that its Book Net Worth be not less than the amount set forth below:

(a) From March 1, 2003 through May 31, 2003, a minimum Book Net Worth of not less than an amount equal to $3,950,000 less than the Book Net Worth as at the prior FYI; and

(b) From June 1, 2003 through August 31, 2003, a minimum Book Net Worth of not less than an amount equal to $3,800,000 less than the Book Net Worth as at the prior FYE.

21. Quarterly Minimum Net Income. Pursuant to Section 6.17 of the Credit Agreement, as of the Reporting Date the Borrower’s Net Income was $             which ☐

satisfies ☐ does not satisfy the requirement that it achieve Net Income at all times as follows: (a) during the nine month fiscal period ending on May 31, 2003, a minimum Net Income of greater than <$3,950,000>; and (b) during the fiscal year ending on August 31, 2003 a minimum Net Income of greater than <$3,800,000>.

22. Monthly Minimum Net Income. Pursuant to Section 6.18 of the Credit Agreement, as of the Reporting Date the Borrower’s Net Income was $                     which ☐ satisfies ☐ does not satisfy the requirement that the Borrower achieve as of the end of each month, a minimum Net Income of greater than (a) during the fiscal period ended May 31, 2003, a minimum Net Income of greater than <$4,000,000>; and (b) thereafter, a minimum Net Income of greater than <$300,000>.

23. Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the fiscal year ended             , 20    , for Capital Expenditures, $                     in the aggregate, of which $                     is unfinanced, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed (a) $3,500,000 in the aggregate during the fiscal year ending August 31, 2003, and (b) for each fiscal year thereafter, the sum of $1,000,000 plus the lesser of (i) 50% of Net Income for the current fiscal year, or (ii) 50% of Excess Cash Flow for the current fiscal year.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

RF MONOLITHICS, INC.

By
Its Chief Financial Officer